For Release: February 27, 2018
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the fourth quarter 2017
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2017 earnings, dated February 27, 2018, and the Company's Annual Report on Form 10-K for the year ended December 31, 2017.
Forward-looking and cautionary statements
This supplemental financial information contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “scheduled,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Annual Report"), and include such risks and uncertainties as:

•
loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, and consumer loans and initiatives to purchase additional FFELP, private education, and consumer loans, and risks from changes in levels of loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for loans, including adverse changes resulting from slower than expected payments on student loans in FFELP securitization trusts, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or legislative proposals to consolidate existing FFELP loans to the Federal Direct Loan Program or otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans;

•
the uncertain nature of the expected benefits from the acquisition of Great Lakes Educational Loan Services, Inc. ("Great Lakes") on February 7, 2018 and the ability to successfully integrate technology, shared services, and other activities and successfully maintain and increase allocated volumes of student loans serviced under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contract between the Company and the Department accounted for 21 percent of the Company's revenue in 2017, risks to the Company related to the Department's initiative to procure new contracts for federal student loan servicing, including the risk that the Company on a post-Great Lakes acquisition basis may not be awarded a contract, risks related to the development by the Company and Great Lakes of a new student loan servicing platform, including risks as to whether the expected benefits from the new platform will be realized, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of FFELP, Federal Direct Loan Program, and private education and consumer loans;

•
risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to the potential disclosure of confidential student loan borrower and other customer information;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;

•
the uncertain nature of the expected benefits from the acquisition of ALLO Communications LLC on December 31, 2015 and the ability to integrate its communications operations and successfully expand its fiber network in existing service areas and additional communities and manage related construction risks;

•
risks and uncertainties related to initiatives to pursue additional strategic investments and acquisitions, including investments and acquisitions that are intended to diversify the Company both within and outside of its historical core education-related businesses; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs, resulting from the recent politicization of student loan servicing, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Interest income:
Loan interest	$193,556	183,505	757,731	751,280
Investment interest	3,080	2,792	12,695	9,466
Total interest income	196,636	186,297	770,426	760,746
Interest expense:
Interest on bonds and notes payable	123,401	107,337	465,188	388,183
Net interest income	73,235	78,960	305,238	372,563
Less provision for loan losses	3,750	3,000	14,450	13,500
Net interest income after provision for loan losses	69,485	75,960	290,788	359,063
Other income:
Loan systems and servicing revenue	55,921	53,764	223,000	214,846
Tuition payment processing, school information, and campus commerce revenue	32,457	30,519	145,751	132,730
Communications revenue	8,122	4,492	25,700	17,659
Enrollment services revenue	—	—	—	4,326
Other income	7,952	15,218	52,826	53,929
Gain (loss) on sale of loans and debt repurchases, net	(2,635)	5,720	2,902	7,981
Derivative settlements, net	2,982	(3,657)	667	(21,949)
Derivative market value and foreign currency transaction adjustments, net	4,032	86,844	(19,221)	71,744
Total other income	108,831	192,900	431,625	481,266
Operating expenses:
Salaries and benefits	81,201	68,017	301,885	255,924
Depreciation and amortization	11,854	9,116	39,541	33,933
Loan servicing fees	3,064	5,726	22,734	25,750
Cost to provide communications services	3,160	1,697	9,950	6,866
Cost to provide enrollment services	—	—	—	3,623
Other expenses	38,809	31,245	121,619	115,419
Total operating expenses	138,088	115,801	495,729	441,515
Income before income taxes	40,228	153,059	226,684	398,814
Income tax benefit (expense)	5,486	(54,128)	(64,863)	(141,313)
Net income	45,714	98,931	161,821	257,501
Net loss (income) attributable to noncontrolling interests	2,386	(585)	11,345	(750)
Net income attributable to Nelnet, Inc.	$48,100	98,346	173,166	256,751
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.17	2.32	4.14	6.02
Weighted average common shares outstanding - basic and diluted	41,012,731	42,314,467	41,791,941	42,669,070

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of December 31,
	2017	2016
Assets:
Loans receivable, net	$21,814,507	24,903,724
Cash, cash equivalents, investments, and notes receivable	307,290	323,798
Restricted cash	875,314	1,100,663
Goodwill and intangible assets, net	177,186	195,125
Other assets	790,138	669,785
Total assets	$23,964,435	27,193,095
Liabilities:
Bonds and notes payable	$21,356,573	24,668,490
Other liabilities	442,475	453,680
Total liabilities	21,799,048	25,122,170
Equity:
Total Nelnet, Inc. shareholders' equity	2,149,529	2,061,655
Noncontrolling interests	15,858	9,270
Total equity	2,165,387	2,070,925
Total liabilities and equity	$23,964,435	27,193,095

Overview

The Company is a diverse company with a focus on delivering education-related products and services and student loan asset management. The largest operating businesses engage in student loan servicing, tuition payment processing and school information systems, and communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify the Company both within and outside of its historical core education-related businesses, including, but not limited to, investments in real estate and start-up ventures.

GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments

The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency transaction adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
GAAP net income attributable to Nelnet, Inc.	$48,100	98,346	173,166	256,751
Realized and unrealized derivative market value adjustments	(3,997)	(61,452)	(26,379)	(59,895)
Unrealized foreign currency transaction adjustments	(35)	(25,392)	45,600	(11,849)
Net tax effect (a)	1,532	33,001	(7,304)	27,263
Net income, excluding derivative market value and foreign currency transaction adjustments (b)	$45,600	44,503	185,083	212,270

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.17	2.32	4.14	6.02
Realized and unrealized derivative market value adjustments	(0.10)	(1.45)	(0.63)	(1.40)
Unrealized foreign currency transaction adjustments	—	(0.60)	1.09	(0.28)
Net tax effect (a)	0.04	0.78	(0.17)	0.63
Net income, excluding derivative market value and foreign currency transaction adjustments (b)	$1.11	1.05	4.43	4.97

(a)
The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments and unrealized foreign currency transaction adjustments by the applicable statutory income tax rate.

(b)
"Derivative market value and foreign currency transaction adjustments" include (i) both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse under new rules effective January 3, 2017) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the unrealized foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.  "Derivative market value and foreign currency transaction adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.

The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met.  Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting.  As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item.  Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period. In addition, the Company has incurred unrealized foreign currency transaction adjustments for periodic fluctuations in currency exchange rates between the U.S. dollar and Euro in connection with its student loan asset-backed Euro-denominated bonds with an interest rate based on a spread to the EURIBOR index. The principal and accrued interest on these bonds were remeasured at each reporting period and recorded in the Company's consolidated balance sheet in U.S. dollars based on the foreign currency exchange rate on that date.

The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments and Euro-denominated bonds that are or were subject to interest and currency rate fluctuations are or were subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

On October 25, 2017, the Company completed a remarketing of the Company’s bonds that were prior to that date denominated in Euros, to denominate those bonds in U.S. dollars and reset the interest rate to be based on the 3-month LIBOR index. The Company also terminated a cross-currency interest rate swap associated with those bonds. As a result, foreign currency transaction adjustments will not be incurred with respect to those bonds after October 25, 2017.

Recent Events

Acquisition of Great Lakes

On February 7, 2018, the Company acquired 100 percent of the outstanding stock of Great Lakes for a purchase price of $150.0 million in cash.  The Company and Great Lakes are two of the four large private sector companies (referred to as Title IV Additional Servicers, or “TIVAS”) that have student loan servicing contracts awarded by the Department in June 2009 to provide servicing for loans owned by the Department.  These contracts are currently scheduled to expire on June 16, 2019.

Going forward, Great Lakes and the Company will continue to service their respective government-owned portfolios on behalf of the Department, while maintaining their distinct brands, independent servicing operations, and teams. Likewise, each entity will continue to compete for new student loan volume under its respective existing contract with the Department. Nelnet will integrate technology, as well as shared services and other activities, to become more efficient and effective in meeting borrower needs.

The Company and Great Lakes have also been working together for almost two years to develop a new, state-of-the-art servicing system for government-owned student loans through their GreatNet joint venture.  The efficiencies gained by leveraging a single platform for government-owned loans supporting millions more borrowers will give the Company and Great Lakes opportunities to invest in strategies to further enhance borrower experiences.

Headquartered in Madison, Wisconsin, Great Lakes has approximately 1,800 employees.  As of December 31, 2017, Great Lakes was servicing $224.4 billion in government-owned student loans for 7.5 million borrowers, $10.7 billion in FFEL Program loans for almost 479,000 borrowers, and $8.5 billion in private or consumer loans for over 415,000 borrowers.  During 2017, Great Lakes recognized approximately $230 million in servicing revenue.

As of December 31, 2017 (on a pro-forma basis), the combined companies serviced $455 billion of loans for 16.2 million borrowers, including $397 billion in government-owned student loans for 13.4 million borrowers, $38 billion in FFEL Program loans for 1.9 million borrowers, and $20 billion in private or consumer loans for almost 918,000 borrowers.

Department of Education Servicing Contract

On February 20, 2018, the Department’s Office of Federal Student Aid ("FSA") released information regarding a new contract procurement process to service all student loans owned by the Department.  The contract solicitation process is divided into two phases.  Responses for Phase One are due on April 6, 2018.  The contract solicitation requests responses from interested vendors for nine components, including:

•	Component A: Enterprise-wide digital platform and related middleware

•	Component B: Enterprise-wide contact center platform, customer relationship management (CRM), and related middleware

•	Component C: Solution 3.0 (core processing, related middleware, and rules engine)

•	Component D: Solution 2.0 (core processing, related middleware, and rules engine)

•	Component E: Solution 3.0 business process operations

•	Component F: Solution 2.0 business process operations

•	Component G: Enterprise-wide data management platform

•	Component H: Enterprise-wide identity and access management (IAM)

•	Component I: Cybersecurity and data protection
The solicitation indicates Component C (Solution 3.0) is anticipated to be tailored for new customers and Component D (Solution 2.0) is anticipated to serve as the primary environment for FSA’s existing customers. After Solution 3.0 is deployed, FSA will determine the best distribution of loans between Solution 2.0 and Solution 3.0. In addition, more than one business process solution may be selected for Components E and F.

Vendors may provide a response for an individual, multiple, or all components.  The Company intends to respond to Phase One of the solicitation.

Segment Reporting

The Company has four reportable operating segments. The Company's reportable operating segments include:

• Loan Systems and Servicing
• Tuition Payment Processing and Campus Commerce
• Communications
• Asset Generation and Management

The Company earns fee-based revenue through its Loan Systems and Servicing, Tuition Payment Processing and Campus Commerce, and Communications operating segments. In addition, the Company earns interest income on its loan portfolio in its Asset Generation and Management operating segment.

The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1, "Description of Business," included in the 2017 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. GAAP.

The accounting policies of the Company's operating segments are the same as those described in note 3 "Summary of Significant Accounting Policies and Practices," included in the 2017 Annual Report. Intersegment revenues are charged by a segment that provides a product or service to another segment. Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management. Income taxes are allocated based on 38% of income before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

Corporate and Other Activities

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities includes the following items:

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•
Other product and service offerings that are not considered reportable operating segments including, but not limited to, Whitetail Rock Capital Management, LLC, the Company's SEC-registered investment advisor subsidiary

Corporate and Other Activities also include certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, enterprise risk management, information technology, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2017
	Loan Systems and Servicing	Tuition Payment Processing and Campus Commerce	Communications	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$152	8	1	195,560	3,617	(2,702)	196,636
Interest expense	3	—	2,059	123,358	683	(2,702)	123,401
Net interest income	149	8	(2,058)	72,202	2,934	—	73,235
Less provision for loan losses	—	—	—	3,750	—	—	3,750
Net interest income (loss) after provision for loan losses	149	8	(2,058)	68,452	2,934	—	69,485
Other income:
Loan systems and servicing revenue	55,921	—	—	—	—	—	55,921
Intersegment servicing revenue	10,835	—	—	—	—	(10,835)	—
Tuition payment processing, school information, and campus commerce revenue	—	32,457	—	—	—	—	32,457
Communications revenue	—	—	8,122	—	—	—	8,122
Other income	—	—	—	4,273	3,680	—	7,952
Gain (loss) on sale of loans and debt repurchases, net	—	—	—	(2,664)	29	—	(2,635)
Derivative settlements, net	—	—	—	3,169	(188)	—	2,982
Derivative market value and foreign currency transaction adjustments, net	—	—	—	3,763	269	—	4,032
Total other income	66,756	32,457	8,122	8,541	3,790	(10,835)	108,831
Operating expenses:
Salaries and benefits	39,324	18,515	4,458	393	18,512	—	81,201
Depreciation and amortization	1,220	2,371	3,955	—	4,309	—	11,854
Loan servicing fees	—	—	—	3,064	—	—	3,064
Cost to provide communications services	—	—	3,160	—	—	—	3,160
Other expenses	10,793	5,066	2,652	1,412	18,884	—	38,809
Intersegment expenses, net	8,374	2,650	629	11,716	(12,535)	(10,835)	—
Total operating expenses	59,711	28,602	14,854	16,585	29,170	(10,835)	138,088
Income (loss) before income taxes	7,194	3,863	(8,790)	60,408	(22,446)	—	40,228
Income tax (expense) benefit	(3,718)	(1,468)	3,341	(22,955)	30,287	—	5,486
Net income (loss)	3,476	2,395	(5,449)	37,453	7,841	—	45,714
Net loss (income) attributable to noncontrolling interests	2,591	—	—	—	(205)	—	2,386
Net income (loss) attributable to Nelnet, Inc.	$6,067	2,395	(5,449)	37,453	7,636	—	48,100

	Three months ended December 31, 2016
	Loan Systems and Servicing	Tuition Payment Processing and Campus Commerce	Communications	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$31	2	—	184,398	4,386	(2,520)	186,297
Interest expense	—	—	600	107,883	1,373	(2,520)	107,337
Net interest income	31	2	(600)	76,515	3,013	—	78,960
Less provision for loan losses	—	—	—	3,000	—	—	3,000
Net interest income (loss) after provision for loan losses	31	2	(600)	73,515	3,013	—	75,960
Other income:
Loan systems and servicing revenue	53,764	—	—	—	—	—	53,764
Intersegment servicing revenue	10,945	—	—	—	—	(10,945)	—
Tuition payment processing, school information, and campus commerce revenue	—	30,519	—	—	—	—	30,519
Communications revenue	—	—	4,492	—	—	—	4,492
Other income	—	—	—	3,348	11,871	—	15,218
Gain on sale of loans and debt repurchases, net	—	—	—	3,585	2,135	—	5,720
Derivative settlements, net	—	—	—	(3,439)	(219)	—	(3,657)
Derivative market value and foreign currency transaction adjustments, net	—	—	—	79,132	7,712	—	86,844
Total other income	64,709	30,519	4,492	82,626	21,499	(10,945)	192,900
Operating expenses:
Salaries and benefits	35,221	16,470	2,857	481	12,987	—	68,017
Depreciation and amortization	540	2,884	1,923	—	3,770	—	9,116
Loan servicing fees	—	—	—	5,726	—	—	5,726
Cost to provide communications services	—	—	1,697	—	—	—	1,697
Other expenses	9,080	5,364	1,260	1,238	14,303	—	31,245
Intersegment expenses, net	6,036	1,925	347	11,702	(9,066)	(10,945)	—
Total operating expenses	50,877	26,643	8,084	19,147	21,994	(10,945)	115,801
Income (loss) before income taxes	13,863	3,878	(4,192)	136,994	2,518	—	153,059
Income tax (expense) benefit	(5,268)	(1,473)	1,593	(52,057)	3,077	—	(54,128)
Net income (loss)	8,595	2,405	(2,599)	84,937	5,595	—	98,931
Net loss (income) attributable to noncontrolling interests	—	—	—	—	(585)	—	(585)
Net income (loss) attributable to Nelnet, Inc.	$8,595	2,405	(2,599)	84,937	5,010	—	98,346

	Year ended December 31, 2017
	Loan Systems and Servicing	Tuition Payment Processing and Campus Commerce	Communications	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$513	17	3	764,225	13,643	(7,976)	770,426
Interest expense	3	—	5,427	464,256	3,477	(7,976)	465,188
Net interest income	510	17	(5,424)	299,969	10,166	—	305,238
Less provision for loan losses	—	—	—	14,450	—	—	14,450
Net interest income (loss) after provision for loan losses	510	17	(5,424)	285,519	10,166	—	290,788
Other income:
Loan systems and servicing revenue	223,000	—	—	—	—	—	223,000
Intersegment servicing revenue	41,674	—	—	—	—	(41,674)	—
Tuition payment processing, school information, and campus commerce revenue	—	145,751	—	—	—	—	145,751
Communications revenue	—	—	25,700	—	—	—	25,700
Other income	—	—	—	13,424	39,402	—	52,826
Gain (loss) on sale of loans and debt repurchases, net	—	—	—	(1,567)	4,469	—	2,902
Derivative settlements, net	—	—	—	1,448	(781)	—	667
Derivative market value and foreign currency transaction adjustments, net	—	—	—	(19,357)	136	—	(19,221)
Total other income	264,674	145,751	25,700	(6,052)	43,226	(41,674)	431,625
Operating expenses:
Salaries and benefits	156,256	69,500	14,947	1,548	59,633	—	301,885
Depreciation and amortization	2,864	9,424	11,835	—	15,418	—	39,541
Loan servicing fees	—	—	—	22,734	—	—	22,734
Cost to provide communications services	—	—	9,950	—	—	—	9,950
Other expenses	39,126	19,138	8,074	3,900	51,381	—	121,619
Intersegment expenses, net	31,871	9,079	2,101	42,830	(44,208)	(41,674)	—
Total operating expenses	230,117	107,141	46,907	71,012	82,224	(41,674)	495,729
Income (loss) before income taxes	35,067	38,627	(26,631)	208,455	(28,832)	—	226,684
Income tax (expense) benefit	(18,128)	(14,678)	10,120	(79,213)	37,036	—	(64,863)
Net income (loss)	16,939	23,949	(16,511)	129,242	8,204	—	161,821
Net loss (income) attributable to noncontrolling interests	12,640	—	—	—	(1,295)	—	11,345
Net income (loss) attributable to Nelnet, Inc.	$29,579	23,949	(16,511)	129,242	6,909	—	173,166

	Year ended December 31, 2016
	Loan Systems and Servicing	Tuition Payment Processing and Campus Commerce	Communications	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$111	9	1	754,788	10,913	(5,076)	760,746
Interest expense	—	—	1,271	385,913	6,076	(5,076)	388,183
Net interest income	111	9	(1,270)	368,875	4,837	—	372,563
Less provision for loan losses	—	—	—	13,500	—	—	13,500
Net interest income (loss) after provision for loan losses	111	9	(1,270)	355,375	4,837	—	359,063
Other income:
Loan systems and servicing revenue	214,846	—	—	—	—	—	214,846
Intersegment servicing revenue	45,381	—	—	—	—	(45,381)	—
Tuition payment processing, school information, and campus commerce revenue	—	132,730	—	—	—	—	132,730
Communications revenue	—	—	17,659	—	—	—	17,659
Enrollment services revenue	—	—	—	—	4,326	—	4,326
Other income	—	—	—	15,709	38,221	—	53,929
Gain on sale of loans and debt repurchases, net	—	—	—	5,846	2,135	—	7,981
Derivative settlements, net	—	—	—	(21,034)	(915)	—	(21,949)
Derivative market value and foreign currency transaction adjustments, net	—	—	—	70,368	1,376	—	71,744
Total other income	260,227	132,730	17,659	70,889	45,143	(45,381)	481,266
Operating expenses:
Salaries and benefits	132,072	62,329	7,649	1,985	51,889	—	255,924
Depreciation and amortization	1,980	10,595	6,060	—	15,298	—	33,933
Loan servicing fees	—	—	—	25,750	—	—	25,750
Cost to provide communications services	—	—	6,866	—	—	—	6,866
Cost to provide enrollment services	—	—	—	—	3,623	—	3,623
Other expenses	40,715	18,486	4,370	6,005	45,843	—	115,419
Intersegment expenses, net	24,204	6,615	958	46,494	(32,889)	(45,381)	—
Total operating expenses	198,971	98,025	25,903	80,234	83,764	(45,381)	441,515
Income (loss) before income taxes	61,367	34,714	(9,514)	346,030	(33,784)	—	398,814
Income tax (expense) benefit	(23,319)	(13,191)	3,615	(131,492)	23,074	—	(141,313)
Net income (loss)	38,048	21,523	(5,899)	214,538	(10,710)	—	257,501
Net loss (income) attributable to noncontrolling interests	—	—	—	—	(750)	—	(750)
Net income (loss) attributable to Nelnet, Inc.	$38,048	21,523	(5,899)	214,538	(11,460)	—	256,751

Net Interest Income, Net of Settlements on Derivatives
The following table summarizes the components of "net interest income" and "derivative settlements, net."

Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income.  The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility.  As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income as presented in the table below.  Net interest income (net of settlements on derivatives) is a non-GAAP financial measure, and the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management.  There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.  See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table below.

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Variable loan interest margin	$48,788	39,292	189,594	199,215
Settlements on associated derivatives (a)	(1,791)	(1,036)	(9,390)	(3,392)
Variable loan interest margin, net of settlements on derivatives	46,997	38,256	180,204	195,823
Fixed rate floor income	22,053	38,250	106,434	169,979
Settlements on associated derivatives (b)	4,961	(2,402)	10,838	(17,643)
Fixed rate floor income, net of settlements on derivatives	27,014	35,848	117,272	152,336
Investment interest	3,080	2,792	12,695	9,466
Corporate debt interest expense	(686)	(1,374)	(3,485)	(6,096)
Non-portfolio related derivative settlements (c)	(188)	(219)	(781)	(915)
Net interest income (net of settlements on derivatives)	$76,217	75,303	305,905	350,614

(a)	Includes the net settlements paid/received related to the Company’s 1:3 basis swaps and cross-currency interest rate swap.

(b)	Includes the net settlements paid/received related to the Company’s floor income interest rate swaps.

(c)	Includes the net settlements paid/received related to the Company’s hybrid debt hedges.

Student Loan Servicing Volumes (dollars in millions)

Government Servicing
Private Servicing
FFELP Servicing
$225,000
$210,000
$195,000
$180,000
$165,000
$150,000
$135,000
$120,000
$105,000
$90,000
$75,000
$60,000
$45,000
$30,000
$15,000
$-
$138,208
$161,642
$176,437
$182,230
$183,635
$193,162
$194,822
$200,289
$200,737
$207,818
$211,414
$110,512
$133,643
$147,345
$153,142
$153,800
$161,660
$162,538
$167,645
$167,591
$171,647
$172,669
$2,524
$3,035
$4,632
$5,197
$5,657
$6,377
$7,887
$8,965
$10,190
$10,838
$11,483
$25,172
$24,964
$24,460
$23,891
$24,178
$25,125
$24,397
$23,679
$22,956
$25,333
$27,262
Dec 31, 13
Dec 31, 14
Dec 31, 15
Mar 31, 16
Jun 30, 16
Sep 30, 16
Dec 31, 16
Mar 31, 17
Jun 30, 17
Sep 30, 17
Dec 31, 17

Company owned	$21,397	$19,742	$18,886	$18,433	$18,079	$17,429	$16,962	$16,352	$15,789	$18,403	$17,827
% of total	15.5%	12.2%	10.7%	10.1%	9.8%	9.0%	8.7%	8.2%	7.9%	8.9%	8.4%
Number of servicing borrowers:
Government servicing	5,305,498	5,915,449	5,842,163	5,786,545	5,726,828	6,009,433	5,972,619	5,924,099	5,849,283	5,906,404	5,877,414
FFELP servicing	1,462,122	1,397,295	1,335,538	1,298,407	1,296,198	1,357,412	1,312,192	1,263,785	1,218,706	1,317,552	1,420,311
Private education and consumer loan servicing	195,580	202,529	245,737	250,666	267,073	292,989	355,096	389,010	454,182	478,150	502,114
Total:	6,963,200	7,515,273	7,423,438	7,335,618	7,290,099	7,659,834	7,639,907	7,576,894	7,522,171	7,702,106	7,799,839

Number of remote hosted borrowers	1,915,203	1,611,654	1,755,341	1,796,783	1,842,961	2,103,989	2,230,019	2,305,991	2,317,151	2,714,588	2,812,713

Communications Financial and Operating Data

Certain financial and operating data for ALLO is summarized in the tables below.

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Residential revenue	$5,844	2,786	17,705	10,480
Business revenue	2,219	1,585	7,735	6,362
Other revenue	59	121	260	817
Total revenue	$8,122	4,492	25,700	17,659

Net (loss) income	$(5,449)	(2,599)	(16,511)	(5,899)
EBITDA (a)	(2,777)	(1,669)	(9,372)	(2,184)

Capital expenditures	36,672	14,170	115,102	38,817

Revenue contribution:
Internet	48.4%	41.4%	45.8%	38.8%
Television	30.8	32.1	30.7	32.1
Telephone	19.3	26.1	21.5	26.5
Other	1.5	0.4	2.0	2.6
	100.0%	100.0%	100.0%	100.0%

	As of December 31, 2017	As of September 30, 2017	As of June 30, 2017	As of March 31, 2017	As of December 31, 2016	As of September 30, 2016	As of June 30, 2016	As of March 31, 2016	As of December 31, 2015
Residential customer information:
Households served	20,428	16,394	12,460	10,524	9,814	8,745	8,314	7,909	7,600
Households passed (b)	71,426	54,815	45,880	34,925	30,962	22,977	22,977	21,274	21,274
Total households in current markets	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500	28,874
Total households in current markets and new markets announced (c)	152,626	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500

(a)
Earnings (loss) before interest, income taxes, depreciation, and amortization ("EBITDA") is a supplemental non-GAAP performance measure that is frequently used in capital-intensive industries such as telecommunications. ALLO's management uses EBITDA to compare ALLO's performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure performance from period to period. EBITDA excludes interest and income taxes because these items are associated with a company's particular capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. The Company reports EBITDA for ALLO because the Company believes that it provides useful additional information for investors regarding a key metric used by management to assess ALLO's performance. There are limitations to using EBITDA as a performance measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ALLO's calculations. In addition, EBITDA should not be considered a substitute for other measures of financial performance, such as net income or any other performance measures derived in accordance with GAAP. A reconciliation of EBITDA from ALLO's net loss under GAAP is presented in the following table:

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net loss	$(5,449)	(2,599)	(16,511)	(5,899)
Net interest expense	2,058	600	5,424	1,270
Income tax benefit	(3,341)	(1,593)	(10,120)	(3,615)
Depreciation and amortization	3,955	1,923	11,835	6,060
Earnings (loss) before interest, income taxes, depreciation, and amortization (EBITDA)	$(2,777)	(1,669)	(9,372)	(2,184)

(b)
Represents the number of single residence homes, apartments, and condominiums that ALLO already serves and those in which ALLO has the capacity to connect to its network distribution system without further material extensions to the transmission lines, but have not been connected.

(c)
In November 2015, ALLO announced plans to expand its network to make services available to substantially all commercial and residential premises in Lincoln, Nebraska. During the fourth quarter of 2017, ALLO announced plans to expand its network to make services available in Hastings, Nebraska and Fort Morgan, Colorado. ALLO plans to expand to additional communities in Nebraska and Colorado over the next several years.

Other Income

The following table summarizes the components of "other income."

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Investment advisory fees	$1,062	2,762	12,723	6,129
Peterson's revenue	3,290	3,599	12,572	14,254
Borrower late fee income	2,506	2,928	11,604	12,838
Realized and unrealized gains on investments classified as available-for-sale and trading, net	(671)	1,329	2,514	2,773
Other	1,765	4,600	13,413	17,935
Other income	$7,952	15,218	52,826	53,929

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
1:3 basis swaps	$(1,233)	555	(3,069)	1,493
Interest rate swaps - floor income hedges	4,961	(2,402)	10,838	(17,643)
Interest rate swaps - hybrid debt hedges	(188)	(219)	(781)	(915)
Cross-currency interest rate swap	(558)	(1,591)	(6,321)	(4,884)
Total derivative settlements - income (expense)	$2,982	(3,657)	667	(21,949)

Derivative Market Value and Foreign Currency Transaction Adjustments

"Derivative market value and foreign currency transaction adjustments" include (i) the realized and unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the unrealized foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency transaction adjustments” included in the attached consolidated statements of income.

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Change in fair value of derivatives - income (expense)	$3,997	61,452	26,379	59,895
Foreign currency transaction adjustment - income (expense)	35	25,392	(45,600)	11,849
Derivative market value and foreign currency transaction adjustments - income (expense)	$4,032	86,844	(19,221)	71,744

Loans Receivable

Loans receivable consisted of the following:

	As of December 31,
	2017	2016
Federally insured student loans:
Stafford and other	$4,418,881	5,186,047
Consolidation	17,302,725	19,643,937
Total	21,721,606	24,829,984
Private education loans	212,160	273,659
Consumer loans	62,111	—
	21,995,877	25,103,643
Loan discount, net of unamortized loan premiums and deferred origination costs	(113,695)	(129,507)
Non-accretable discount	(13,085)	(18,570)
Allowance for loan losses:
Federally insured loans	(38,706)	(37,268)
Private education loans	(12,629)	(14,574)
Consumer loans	(3,255)	—
	$21,814,507	24,903,724

Loan Activity

The following table sets forth the activity of loans:

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Beginning balance	$22,713,913	25,819,365	25,103,643	28,555,749
Loan acquisitions:
Federally insured student loans	113,052	105,042	254,740	295,443
Private education loans	3,087	12,473	3,785	60,667
Consumer loans	26,456	—	71,726	—
Total loan acquisitions	142,595	117,515	330,251	356,110
Repayments, claims, capitalized interest, and other	(569,131)	(531,029)	(2,257,450)	(2,520,835)
Consolidation loans lost to external parties	(238,297)	(302,208)	(1,127,364)	(1,242,621)
Loans sold	(53,203)	—	(53,203)	(44,760)
Ending balance	$21,995,877	25,103,643	21,995,877	25,103,643

Loan Spread Analysis

The following table analyzes the loan spread on the Company’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Variable loan yield, gross	3.80%	3.03%	3.53%	2.90%
Consolidation rebate fees	(0.85)	(0.84)	(0.84)	(0.83)
Discount accretion, net of premium and deferred origination costs amortization (a)	0.07	0.06	0.07	0.06
Variable loan yield, net	3.02	2.25	2.76	2.13
Loan cost of funds - interest expense (b)	(2.21)	(1.55)	(1.99)	(1.41)
Loan cost of funds - derivative settlements (c) (d)	(0.03)	(0.02)	(0.04)	(0.01)
Variable loan spread	0.78	0.68	0.73	0.71
Fixed rate floor income, gross	0.39	0.60	0.45	0.63
Fixed rate floor income - derivative settlements (c) (e)	0.09	(0.04)	0.05	(0.06)
Fixed rate floor income, net of settlements on derivatives	0.48	0.56	0.50	0.57
Core loan spread	1.26%	1.24%	1.23%	1.28%

Average balance of loans	$22,397,323	25,538,721	23,560,412	26,863,526
Average balance of debt outstanding	21,952,133	25,362,201	23,250,268	26,729,196

(a)
In the third quarter of 2016, the Company revised its policy to correct for an error in its method of applying the interest method used to amortize premiums and accrete discounts on its student loan portfolio. Under the Company's revised policy, as of September 30, 2016, the constant prepayment rate used by the Company to amortize/accrete student loan premiums/discounts was decreased. During the third quarter of 2016, the Company recorded an adjustment to reflect the net impact on prior periods for the correction of this error that resulted in an $8.2 million reduction to the Company's net loan discount balance and a corresponding increase in interest income. The impact of this adjustment was excluded from the above table.

(b)
In the fourth quarter of 2016, the Company redeemed certain debt securities prior to their legal maturity and recognized $7.4 million in interest expense to write off the remaining debt discount associated with these bonds. The impact of this expense was excluded from the above table.

(c)
Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income.  The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility.  As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because it believes that it provides additional information regarding operational and performance indicators that are closely assessed by management.  There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.  See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in this table.

(d)	Derivative settlements include the net settlements paid/received related to the Company’s 1:3 basis swaps and cross-currency interest rate swap.

(e)	Derivative settlements include the net settlements paid/received related to the Company’s floor income interest rate swaps.

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds a majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Fixed rate floor income, gross	$22,053	38,250	106,434	169,979
Derivative settlements (a)	4,961	(2,402)	10,838	(17,643)
Fixed rate floor income, net	$27,014	35,848	117,272	152,336
Fixed rate floor income contribution to spread, net	0.48%	0.56%	0.50%	0.57%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s federally insured student loan assets that were earning fixed rate floor income as of December 31, 2017.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance

4.0 - 4.49%	4.24%	1.60%	$1,122,268
4.5 - 4.99%	4.71%	2.07%	844,518
5.0 - 5.49%	5.22%	2.58%	525,738
5.5 - 5.99%	5.67%	3.03%	369,930
6.0 - 6.49%	6.19%	3.55%	424,652
6.5 - 6.99%	6.70%	4.06%	407,146
7.0 - 7.49%	7.17%	4.53%	146,457
7.5 - 7.99%	7.71%	5.07%	243,926
8.0 - 8.99%	8.18%	5.54%	542,818
> 9.0%	9.05%	6.41%	184,513
			$4,811,966

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2017, the weighted average estimated variable conversion rate was 3.17% and the short-term interest rate was 136 basis points.

The following table summarizes the outstanding derivative instruments as of December 31, 2017 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2018	$1,350,000	1.07%
2019	3,250,000	0.97
2020	1,500,000	1.01
2023	750,000	2.28
2024	300,000	2.28
2025	100,000	2.32
2027	50,000	2.32
	$7,300,000	1.21%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.